Exhibit 10.5

MANAGEMENT INVEST, LLC

2018 MANAGEMENT INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, DEFINITIONS AND PURPOSE

1.1            Establishment. Management Invest, LLC, a Delaware limited liability company (the “Company”), is establishing this Management Invest, LLC 2018 Management Incentive Plan effective as of March 23, 2018 (as amended and restated, the “Plan”).

1.2            Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain Limited Liability Company Agreement of the Company, effective as of August 31, 2018, as may be amended from time to time, or any successor agreement thereto (the “Company Agreement”).

1.3           Purpose. The Plan is intended to provide equity incentives to employees and other Service Providers who are or will be involved in the Company’s business and the business of JCAP Topco LLC (the “Underlying Company”) and/or its Subsidiaries, as may be selected in the sole discretion of the Manager (collectively, “Participants”). Under the Plan, the Manager may (a) grant awards (each, an “Award”) of Class B Units representing limited liability company interests in the Company (“Management Incentive Units”) and (b) offer and sell (an “Offer”) Class A Units representing limited liability company interests in the Company (“Class A Units”), in each case, to Participants.

ARTICLE II

AWARDS, OFFERS AND SALES

2.1            Awards. Subject to the terms and conditions of this Plan and the Company Agreement, the Company shall be authorized to issue Management Incentive Units to Participants designated by the Manager from time to time pursuant to Section 3.1, in such amounts as the Manager shall determine in its sole discretion.

2.2            Offers and Sales. Subject to the terms and conditions of this Plan and the Company Agreement, the Company shall be authorized to issue Class A Units to Participants designated by the Manager from time to time pursuant to Section 3.1, in such amounts and at such value per Class A Unit as the Manager shall determine in its sole discretion.

ARTICLE III

ADMINISTRATION

3.1            Administration. The Manager shall, subject to the provisions of this Plan and the Company Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards or Offers made under the Plan, and the rules and procedures established by the Manager governing any such Awards or Offers, (b) determine the rights of any Participant under the Plan, or the meaning of requirements imposed by the terms of the Plan, an Award or Offers, or any rule or procedure established by the Manager, (c) establish any vesting or other terms and conditions applicable to an Award or any Offers, (d) impose such limitations, restrictions and conditions upon, or in connection with, such Awards or Offers as it shall deem appropriate, (e) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (f) correct any defect or omission or reconcile any inconsistency in the Plan and (g) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, Awards and Offers, subject to the Company Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Manager (including each interpretation or other determination of the Manager) with respect to the Plan, any Awards or any Offers made under the Plan shall be final, binding and conclusive on all persons.

ARTICLE IV

ELIGIBILITY AND AWARD AGREEMENTS

4.1           Award Agreement. Awards granted under the Plan shall be evidenced by a Management Invest, LLC Management Incentive Unit Grant Agreement executed by the Company and the Participant (the “Award Agreement”), in substantially the form attached hereto as Exhibit A.

4.2            Unit Purchase Agreement. Class A Units purchased and sold under the Plan shall be evidenced by a Unit Purchase Agreement executed by the Company and the Participant (the “Unit Purchase Agreement”), in substantially the form attached hereto as Exhibit B.

ARTICLE V

GENERAL PROVISIONS

5.1            Nature of Awards. Each Management Incentive Unit will be treated as a separate Profits Interest within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”); provided, however, that in no event shall the Manager, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant if the Management Incentive Units are not treated as Profits Interests for U.S. federal income tax purposes. Notwithstanding anything to the contrary, distributions to a Participant pursuant to Article VII or Section 7.01 of the Company Agreement shall be limited to the extent necessary so that the Profits Interest of such Participant qualifies as a “profits interest” under Rev. Proc. 93-27, and the Plan, Award and Company Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat a Participant holding an Award as the owner of the Management Incentive Units underlying such Award from the date the Award is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Participant allocating to such Participant its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. Each Participant agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Award and/or Management Incentive Units. The undertakings contained in this Section 5.1 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of this Section 5.1 shall apply regardless of whether or not the Participant files an election pursuant to Section 83(b) of the Code.

5.2            Amendment; Termination. The Manager may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant’s consent, adversely affect the rights in any material respect of a previously-made Award or previously-issued Class A Unit.

5.3            Governing Law. This Plan, each Award Agreement and each Unit Purchase Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan, any Award Agreement, any Unit Purchase Agreement or the negotiation, execution or performance of this Plan, any Award Agreement or any Unit Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

5.4            Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws (the “Exemption”); provided, however, that the Company makes no representation or warranty that the Exemption applies to the Awards or the Offers and in no event shall the Manager, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemption. The Company may impose any restrictions or terms on any Awards, Offers, Management Incentive Units or Class A Units granted pursuant to Awards or Unit Purchase Agreements and require Participants to make such representations, as the Company determines to be necessary to comply with the Exemption.

5.5            Section 409A Compliance. It is the intention of the Company and the Manager that Awards granted under the Plan not be subject to the provisions of Section 409A of the Code. To the extent an Award granted under the Plan is determined to be subject to the provisions of Section 409A of the Code, it is intended that the terms of the Company Agreement, the Plan and the Award Agreement applicable to such Award comply with Section 409A and they shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company makes no representation or warranty that the Awards will not be subject to (or will comply with) Section 409A of the Code, and in no event shall the Manager, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant for any failure to comply with Section 409A or an applicable exemption thereunder.

5.6            No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Manager nor the Company make any guarantees to any person regarding the tax treatment of any Award, purchase of Class A Units or payments made with respect to any Award or Offer. Neither the Manager nor the Company have any duty or obligation to minimize the tax consequences of any Award or purchase of Class A Units including, without limitation, tax consequences that may result from changes to applicable law and none of the Manager, the Company, any subsidiaries or affiliates of the Company, or any of their employees or representatives shall have any liability to any person with respect to such tax consequences.

5.7            Withholding. A Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment due under any Award, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Manager to satisfy all obligations for the payment of withholding taxes.

5.8            Conflict between the Plan and the Company Agreement. The Plan is subject to the Company Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Company Agreement, the applicable term and provision of the Company Agreement will govern and prevail.

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